EXHIBIT 99.1

Nanophase Reports First Quarter 2016 Financial Results

The company’s financial conference call is scheduled for April 28, 2015 at 11am EDT

ROMEOVILLE, Ill., April 27, 2016 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB:NANX), a technology leader in nanomaterials and advanced nanoengineered products, today reported financial results for the first quarter ended March 31, 2016.

“We signed our first supply agreement for personal care dispersions at the end of the first quarter and enjoyed our first commercial revenue.  We also began selling a new, potentially disruptive material solution in the solar control space,” commented Nanophase CEO and President Jess Jankowski.  “I believe that we will begin to see increased revenue flows during the second quarter, as we look for increased revenue and better performance during 2016.”

First Quarter 2016 Financial Highlights

  Revenue for the first quarter was $2.2 million, vs. the $2.3 million reported during the first quarter of 2015.

  The net loss for the quarter was $0.6 million, or a loss of $0.02 per share, compared to a net loss of $0.6 million, or $0.02 per share, for the comparable 2015 quarter.

  The Company finished the quarter with approximately $1.5 million in cash and cash equivalents; the Company has no debt.

Jankowski continued, “With our first personal care dispersions supply agreement, we not only have a committed partner and channel to the market, but a template for several more products going forward.  We have new products in varying stages of development, and expect to complete one or more additional supply agreements this year.”

Shareholders and members of the financial community are encouraged to participate in the upcoming conference call, where Mr. Jankowski will discuss the company’s current and long-term prospects.

First Quarter 2016 Conference Call
The Nanophase conference call, to be hosted by Jess Jankowski, the Company’s President & CEO, is scheduled for April 28, 2016, at 10:00 a.m. CDT, 11:00 a.m. EDT. The conference call dial-in number for U.S. callers is 877-312-8776 and for international callers is 408-774-4007.  The conference ID is 90330720.  Please dial in to the conference at least five minutes before the call is scheduled to begin.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in the April 14th conference call announcement release.

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2008 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media.

Forward-Looking Statements
This press release contains words such as “expects,” ”shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 29, 2016. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.

NANOPHASE TECHNOLOGIES CORPORATION

BALANCE SHEETS

	March 31,
	2016	December 31,
ASSETS	(Unaudited)	2015

Current assets:
Cash and cash equivalents	$1,478,151	$1,275,402
Trade accounts receivable, less allowance for doubtful accounts
of $6,000 on March 31, 2016 and on December 31, 2015	929,343	506,549
Other receivables, net	71	43
Inventories, net	758,038	661,593
Prepaid expenses and other current assets	297,244	247,726
Total current assets	3,462,847	2,691,313

Equipment and leasehold improvements, net	1,741,777	1,860,579
Other assets, net	21,761	22,381
	$5,226,385	$4,574,273

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital lease obligations	$95,559	$94,406
Accounts payable	714,663	507,643
Accrued expenses	331,314	276,287
Total current liabilities	1,141,536	878,336

Long-term portion of capital lease obligations	119,233	143,560
Long-term deferred rent	506,432	518,747
Asset retirement obligations	173,773	172,238
	799,438	834,545

Stockholders' equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 35,000,000 shares authorized; 31,185,496 and
28,585,496 shares issued and outstanding on March 31, 2016 and	311,855	285,855
December 31, 2015, respectively
Additional paid-in capital	97,181,416	96,172,795
Accumulated deficit	(94,207,860)	(93,597,258)
Total stockholders' equity	3,285,411	2,861,392
	$5,226,385	$4,574,273

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2016	2015

Revenue:
Product revenue	$2,189,223	$2,299,798
Other revenue	21,881	10,387
Total revenue	2,211,104	2,310,185

Operating expense:
Cost of revenue	1,754,636	1,744,551
Gross profit	456,468	565,634

Research and development expense	301,598	301,910
Selling, general and administrative expense	761,221	867,075
Loss from operations	(606,351)	(603,351)
Interest income	-	-
Interest expense	(4,258)	(2,524)
Other, net	7	-
Loss before provision for income taxes	(610,602)	(605,875)

Provision for income taxes	-	-
Net loss	$(610,602)	$(605,875)

Net loss per share-basic and diluted	$(0.02)	$(0.02)

Weighted average number of basic and diluted
common shares outstanding	30,014,067	28,542,533

NANOPHASE TECHNOLOGIES CORPORATION

STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31,

	2016	2015
Revenue:
Product revenue, net	$2,189,223	$2,299,798
Other revenue	21,881	10,387
Total revenue	2,211,104	2,310,185

Operating expense:
Cost of revenue detail:
Depreciation	142,923	144,322
Non-Cash equity compensation	5,993	5,635
Other costs of revenue	1,605,720	1,594,594
Cost of revenue	1,754,636	1,744,551
Gross profit	456,468	565,634

Research and development expense detail:
Depreciation	28,555	29,965
Non-Cash equity compensation	9,331	8,345
Other research and development expense	263,712	263,600
Research and development expense	301,598	301,910

Selling, general and administrative expense detail:
Depreciation and amortization	10,209	10,182
Non-Cash equity compensation	31,297	32,705
Other selling, general and administrative expense	719,715	824,188
Selling, general and administrative expense	761,221	867,075
Loss from operations	(606,351)	(603,351)
Interest income	-	-
Interest expense	(4,258)	(2,524)
Other, net	7	-
Loss before provision for income taxes	(610,602)	(605,875)
Provision for income taxes	-	-
Net loss	$(610,602)	$(605,875)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	4,258	2,524
Addback Depreciation/Amortization	181,687	184,469
Addback Non-Cash Equity Compensation	46,621	46,685

Adjusted EBITDA	$(378,036)	$(372,197)

COMPANY CONTACT
Nancy Baldwin
Investor Relations
630-771-6708